Exhibit 10.17

Hudson Asset Partners, LLC
c/o Murray M. Rubin, Secretary
14151 Magnolia Cove Road
Jacksonville, FL 32224
Tel: (410) 744 7297
Cell: (646) 429-0950
Fax: 904 273 5233
Email: murraykhc@aol.com

June  30, 2009

Amber Ready, Inc.
101 Roundhill Drive 2nd Floor
Rockaway, NJ 07866
Attention: Kai Patterson

John Thomas Financial, Inc.
14 Wall Street
5th Floor
New York, New York 10005
Attention: Thomas Belesis

Gentlemen:

           This Agreement, dated as of the above date, is between Amber Ready, Inc. (Amber), a Nevada corporation, with an office listed above, John Thomas Financial, Inc. (JTF), a New York corporation, with an office listed above, and Hudson Asset Partners, LLC (HAP), a Delaware limited liability company, with an office listed above.

1.  Amber and JTF have asked HAP to act as a Collateral Agent under a Security Agreement between HAP and Amber, to be dated on or about June 19, 2009, the anticipated initial closing date of the Transaction, as defined below.

2.  This Agreement is for the benefit of certain persons (the Subordinated Convertible Note Holders) who, upon the execution of certain Transaction documents, will own Amber Subordinated Convertible Notes in the aggregate principal amount of not less than $1,000,000 and not more than $2,000,000 (or $3,000,000, if the over-allotment option is exercised) to be issued under the terms and provisions of Amber’s Confidential Private Placement Memorandum dated on or about June 3, 2009 (herein the Transaction), a draft of which Memorandum has been delivered to HAP.

           3.  HAP is 99% owned by Justine Klineman and Jordan Klineman, Kent M. Klineman’s (Klineman), HAP’s CEO’s adult children, and its net assets exceed $1,000,000.  Neither HAP, nor any affiliates have participated in JTF’s offering of the Amber Subordinated Convertible Notes, or the preparation of documents relating to the Transaction, except provisions hereof relating to HAP’s compensation and documented expenses, if any, under Paragraph 4 below, its duties as a Collateral Agent under (i) a Security Agreement between Amber and the Subordinated Convertible Note Holders (the Security Agreement) dated on or about June 19, 2009; and (ii) Cohen Tauber Spievack & Wagner PC’s fees and documented expenses, if any, under Paragraph 4 below.

4.  HAP is prepared to act as a Collateral Agent under the Security Agreement, subject to the following terms and conditions:

(i)  Amber’s $5,000.00 fee to HAP and its documented expenses, if any shall be paid to HAP at the initial closing of the Transaction.  Upon abandonment of the Transaction by Amber, or any, or all of the undersigned, other than HAP, Amber (or any, or all of the undersigned, other than HAP) shall pay HAP a reduced fee of $2,500.00 and its documented expenses, if any.  No fee or expenses shall be payable to HAP in the event it abandons the Transaction;

(ii)  Amber’s, or any, or all of the undersigned’s, other than HAP, payment of a fee to the law firm of Cohen Tauber Spievack & Wagner PC, HAP’s counsel in the Transaction. That fee shall be based upon that firm's normal hourly rates, but, it will be capped at $5,000.00, plus its documented out of pocket expenses, payable at the initial closing of the Transaction, or upon its abandonment by Amber, or any, or all of the undersigned, other than HAP.  However, HAP shall be responsible for such fee and expenses in the event HAP abandons the Transaction; and

(iii)  an agreement documented in the Transaction that provides if Klineman, on HAP’s behalf, is called upon to spend time, or incur any documented out of pocket and/or legal expenses in acting in any way in connection with an amendment of the Transaction documents, or the enforcement or protection of the rights of the Subordinated Convertible Note Holders in accordance with the Transaction documents, HAP shall not be obligated to do so, unless it is satisfied that any or all of the undersigned, or the Subordinated Convertible Note Holders, as the case may be, other than HAP, are obligated and in a financial position to pay HAP a reasonable fee for such time, documented expenses plus its legal fees and related expenses.

5.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof.

6.  Amber and JTF hereby acknowledge and understand their above described obligations and have executed this Agreement in the spaces provided below, and confirm such execution to HAP.

Very truly yours, Hudson Asset Partners, LLC.

By:	/s/ Murray Rubin
Murray Rubin, Secretary

Amber Ready, Inc.	John Thomas Financial, Inc.
/s/ Kai Patterson	/s/ Thomas Belesis
Kai Patterson	Thomas Belesis, CEO
President and CEO